SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.    )

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☐ Preliminary	Proxy Statement
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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

PERVASIVE SOFTWARE INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PERVASIVE SOFTWARE INC.
12365 Riata Trace Parkway, Building B
Austin, Texas 78727

October 17, 2002

TO THE STOCKHOLDERS OF PERVASIVE SOFTWARE INC.

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Pervasive Software Inc. (the “Company”), which will be held at The Renaissance Hotel-Arboretum, 9721 Arboretum Boulevard, Austin, Texas 78759, on Monday, November 11, 2002, at 9:00 a.m.

Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement and Notice of Annual Meeting of Stockholders.

It is important that your shares be represented and voted at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Annual Meeting.

Sincerely,

David Sikora
President, Chief Executive Officer and Director

PERVASIVE SOFTWARE INC.
12365 Riata Trace Parkway, Building B
Austin, Texas 78727

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held November 11, 2002

The Annual Meeting of Stockholders (the “Annual Meeting”) of Pervasive Software Inc. (the “Company”) will be held at The Renaissance Hotel-Arboretum, 9721 Arboretum Boulevard, Austin, Texas 78759, on Monday, November 11, 2002, at 9:00 a.m. for the following purposes:

1.    To elect two directors of the Board of Directors to serve until their three-year term expires or until their successors have been duly elected and qualified;

2.    To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending June 30, 2003; and

3.    To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the attached Proxy Statement.

Only stockholders of record at the close of business on October 1, 2002 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company’s headquarters located at 12365 Riata Trace Parkway, Building B, Austin, Texas, during ordinary business hours for the ten-day period prior to the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

John E. Farr
Chief Financial Officer and Secretary

Austin, Texas
October 17, 2002

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

PERVASIVE SOFTWARE INC.
12365 Riata Trace Parkway, Building B
Austin, Texas 78727

PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
To be held November 11, 2002

These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Pervasive Software Inc., a Delaware corporation (the “Company”), for the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at The Renaissance Hotel-Arboretum, 9721 Arboretum Boulevard, Austin, Texas 78759, on Monday, November 11, 2002, at 9:00 a.m., and at any adjournment or postponement of the Annual Meeting. These proxy materials were first mailed to stockholders on or about October 17, 2002.

PURPOSE OF MEETING

The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this Proxy Statement.

VOTING RIGHTS AND SOLICITATION OF PROXIES

The Company’s Common Stock is the only type of security entitled to vote at the Annual Meeting. On October 1, 2002, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 16,674,943 shares of Common Stock outstanding. Each stockholder of record on October 1, 2002 is entitled to one vote for each share of Common Stock held by such stockholder on October 1, 2002. Shares of Common Stock may not be voted cumulatively. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Quorum Required

The Company’s bylaws provide that the holders of a majority of the Company’s Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Votes Required

Proposal 1.    Directors are elected by a plurality of the affirmative votes cast by those shares present in person, or represented by proxy, and entitled to vote at the Annual Meeting. The two nominees for director receiving the highest number of affirmative votes will be elected. Abstentions and broker non-votes will not be counted toward a nominee’s total. Stockholders may not cumulate votes in the election of directors.

Proposal 2.    Ratification of the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending June 30, 2003 requires the affirmative vote of a majority of those shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting. Abstentions and broker non-votes will not be counted as having been voted on the proposal.

Proxies

Whether or not you are able to attend the Company’s Annual Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company’s Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the Nominees of the Board of Directors (as set forth in Proposal No. 1), and FOR Proposal No. 2 and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting. You may also revoke or change your proxy at any time before the Annual Meeting. To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company’s principal executive offices before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

Solicitation of Proxies

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional soliciting material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse brokerage houses, fiduciaries and custodians representing beneficial owners of shares for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company currently has authorized seven directors. In accordance with the terms of the Company’s Certificate of Incorporation, the Board of Directors is divided into three classes: Class I, whose term will expire at the 2004 Annual Meeting; Class II, whose term will expire at the 2002 Annual Meeting; and Class III, whose term will expire at the 2003 Annual Meeting. At the 2002 Annual Meeting, two directors will be elected to serve until the Annual Meeting to be held in 2005 or until his or her respective successor is elected and qualified. The Board of Directors has selected two nominees as the nominees for Class II. The nominees for the Board of Directors are both currently directors of the Company and are set forth below. The proxy holders intend to vote all proxies received by them in the accompanying form for the nominees for directors listed below. In the event any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for the nominees listed below. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.

Nominees for Term Ending in 2005

Set forth below is information regarding the nominees, including their ages, the period during which they have served as directors, and information furnished by them as to principal occupations and directorships held by them in corporations whose shares are publicly registered.

Name	Director Since	Age
Shelby H. Carter, Jr.	1996	71
Nancy R. Woodward	1994	46

Mr. Carter has served as a director of the Company since August 1996. Since January 1986, Mr. Carter has served as a distinguished adjunct professor at the University of Texas Graduate School of Business and College of Business Administration. Mr. Carter has founded several successful high technology companies. Mr. Carter also serves as a director of a private company. Mr. Carter received a B.B.A. from the University of Texas at Austin.

Ms. Woodward is one of our founders and has served as a director since our inception. Ms. Woodward served as Chairman of the Board from inception through June 2002 and has served as Vice Chairman of the Board since July 2002. Ms. Woodward received a B.S. in Computer Science from the University of Michigan.

Set forth below is information regarding the continuing directors of the Company, including their ages, the period in which they have served as directors, and information furnished by them as to principal occupations and directorships held by them in corporations whose shares are publicly registered.

Name	Director Since	Age
Ron R. Harris	1995	49
David A. Boucher	1995	52
David R. Bradford	1995	51
James R. Offerdahl	2001	46
David Sikora	2002	41

Mr. Harris served as our President and Chief Executive Officer from inception through June 2002 and as a director since June 1995. Mr. Harris has served as our Chairman of the Board since July 2002. Prior to joining us, Mr. Harris served as a Vice President of Citrix Systems, Inc., a developer of thin-client/server software, from October 1990 to May 1993. He also currently serves as Chairman of the Board of the San Antonio Branch of the

Dallas Federal Reserve Bank. Mr. Harris received his B.S. in Computer Science from Vanderbilt University and an M.B.A. from the University of Texas at Austin.

Mr. Boucher has served as one of our directors since October 1995. Mr. Boucher has served as a General Partner of Applied Technology, a venture capital firm, since January 1993. From January 1981 to August 1992, Mr. Boucher served as President and Chief Executive Officer of Interleaf, Inc., an electronic-publishing software developer.

Mr. Bradford has served as one of our directors since October 1995. Mr. Bradford served as Senior Vice President, General Counsel of Novell, Inc., a networking software company, from 1985 until July 2000. Mr. Bradford also serves as a director of several private companies. Mr. Bradford received a B.A. in Political Science and a J.D. from Brigham Young University and an M.B.A. from Pepperdine University.

Mr. Offerdahl has served as one of our directors since July 2001. Mr. Offerdahl has served as Chairman of the Board and President and Chief Executive Officer of traq-wireless, a provider of enterprise wireless management solutions, since August 2001. Mr. Offerdahl served as our Chief Operating Officer, Chief Financial Officer and Secretary from September 1998 to July 2001. In addition, Mr. Offerdahl served as our Chief Financial Officer, Vice President, Finance and Administration and Secretary from October 1996 to September 1998. From May 1993 to September 1996, Mr. Offerdahl served as Chief Financial Officer and Vice President of Administration of Tivoli Systems Inc., a provider of enterprise systems management solutions, acquired by IBM in March 1996. Mr. Offerdahl received a B.S. in Accounting from Illinois State University and an M.B.A. from the University of Texas at Austin.

Mr. Sikora has served as our President and Chief Executive Officer since July 2002 and as a director since February 2002. Prior to joining Pervasive, Mr. Sikora served as Interim CEO and Chairman of Powered, Inc, an e-learning software company, from October 2001 to February 2002, as Chairman and CEO of Question Technologies, an enterprise software company, from January 2000 to April 2002, and as President, CEO and director of Ventix Systems, an enterprise software company, from July 1998 to January 2000. Prior to joining Ventix, Mr. Sikora served as President and CEO of Houston-based ForeFront Group, Inc., an e-learning software company. Mr. Sikora also serves as a director of several private companies. Mr. Sikora received his B.S. in Electrical Engineering Technology from the University of Houston and an M.B.A. from Harvard Graduate School of Business Administration.

Board of Directors Meetings and Committees

During the fiscal year ended June 30, 2002, the Board of Directors held five (5) meetings and acted by written consent on four (4) occasions. For the fiscal year, each of the directors during the term of his or her tenure attended or participated in at least 75% of the aggregate of (i) the total number of meetings or actions by written consent of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which each such director served. The Board of Directors has two (2) standing committees: the Audit Committee and the Compensation Committee.

During the fiscal year ended June 30, 2002, the Audit Committee of the Board of Directors held five (5) meetings. The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of the Company’s independent accountants, the scope of the annual audits, fees to be paid to the independent accountants, the performance of the Company’s independent accountants and the accounting practices of the Company. The members of the Audit Committee are Mr. Boucher, Mr. Bradford and Mr. Carter.

During the fiscal year ended June 30, 2002, the Compensation Committee of the Board of Directors held four (4) meetings and acted by written consent on five (5) occasions. The Compensation Committee establishes salaries, incentives and other forms of compensation for officers and other employees of the Company and administers the incentive compensation and benefit plans of the Company. The members of the Compensation Committee are Ms. Woodward, Mr. Offerdahl and Mr. Carter.

Director Compensation

Non-employee directors receive $1,500 per meeting attended and $250 per Committee meeting attended, plus a retainer of $10,000 annually for serving on the Board of Directors. All directors are reimbursed for reasonable expenses incurred by them in attending Board and Committee meetings. Certain non-employee Board members are eligible for option grants under the Company’s 1997 Stock Incentive Plan.

Each individual who first joins the Board as an eligible non-employee director will receive at that time, an automatic option grant for 50,000 shares of Common Stock. In addition, at each annual stockholders meeting, beginning with the first annual meeting after June 30, 2001, each eligible non-employee director, whether or not he or she is standing for re-election at that particular meeting, will be granted a stock option to purchase 10,000 shares of Common Stock. Prior to its amendment in December 2000, the Automatic Option Grant Program provided for an initial option grant of 20,000 shares and an annual option grant of 5,000 shares. Each optionee will vest in his or her automatic option grant in a series of four annual installments over the optionee’s period of Board service, beginning one year from the grant date. Each option will have an exercise price equal to the fair market value of the Common Stock on the automatic grant date and a maximum term of ten years, subject to earlier termination following the optionee’s cessation of Board service. Vesting of the automatic option shares will automatically accelerate and the options become fully exercisable upon (i) a change in control of the Company by merger or consolidation, sale of all or substantially all of its assets or tender offer for 50% or more of the Company’s outstanding voting stock or (ii) the death or disability of the optionee while serving as a Board member.

Mr. Carter was granted options to purchase 5,000 shares of Common Stock on November 4, 1998 at an exercise price of $9.81 per share, 5,000 shares of Common Stock on November 3, 1999 at an exercise price of $10.00 per share, 5,000 shares of Common Stock on November 9, 2000 at an exercise price of $2.31 per share and 10,000 shares of Common Stock on November 1, 2001 at an exercise price of $1.71 per share. Mr. Bradford was granted options to purchase 5,000 shares of Common Stock on November 4, 1998 at an exercise price of $9.81 per share, 5,000 shares of Common Stock on November 3, 1999 at an exercise price of $10.00 per share, 5,000 shares of Common Stock on November 9, 2000 at an exercise price of $2.31 per share and 10,000 shares of Common Stock on November 1, 2001 at an exercise price of $1.71 per share. Mr. Boucher was granted options to purchase 5,000 shares of Common Stock on November 4, 1998 at an exercise price of $9.81 per share, 5,000 shares of Common Stock on November 3, 1999 at an exercise price of $10.00 per share, 5,000 shares of Common Stock on November 9, 2000 at an exercise price of $2.31 per share and 10,000 shares of Common Stock on November 1, 2001 at an exercise price of $1.71 per share. Mr. Offerdahl was granted options to purchase 10,000 shares of Common Stock on November 1, 2001 at an exercise price of $1.71. On December 15, 2000, each of Messrs. Boucher, Bradford and Carter was granted an option to purchase 30,000 shares and Ms. Woodward was granted an option to purchase 50,000 shares under the 1997 Stock Incentive Plan at an exercise price of $1.40 per share. On July 13, 2001, Mr. Offerdahl was granted options to purchase 50,000 shares under the 1997 Stock Incentive Plan at an exercise price of $1.29 per share. Pursuant to the Automatic Option Grant Program, each of Messrs. Boucher, Bradford, Carter and Offerdahl and Ms. Woodward will be granted options to purchase 10,000 shares of Common Stock on the date of the Annual Meeting.

Directors who are also employees of the Company are eligible to participate in the Company’s Bonus Plan, and are also eligible to participate, subject to certain limitations, in the Company’s Employee Stock Purchase Plan. All directors are eligible to receive options and be issued shares under the 1997 Stock Incentive Plan.

The Board of Directors periodically reviews compensation levels for directors. In light of recent legislative and regulatory developments impacting the time and risk associated with being a member of any board of directors and the number of independent directors required to satisfy requirements to be effective in the future, the Board may in the coming year consider increases in director compensation and the recruitment of additional independent directors.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED HEREIN.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 30, 2002, certain information with respect to shares beneficially owned by (i) each person who is known by the Company to be the beneficial owner of more than five percent of the Company’s outstanding shares of Common Stock, (ii) each of the Company’s directors and the executive officers named in the Summary Compensation Table and (iii) all current directors and executive officers as a group. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant) within sixty (60) days of the date as of which the information is provided; in computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

	Shares Beneficially Owned as of June 30, 2002 (1) (2)
Beneficial Owner	Number of Shares	Percentage of Class
Fidelity Management and Research	1,698,100	10.1%
One Federal Street, Boston, MA 02110-2003
Wells Fargo Bank, as trustee of The Douglas W. Woodward Trust 420 Montgomery St., San Francisco, CA 94163	1,032,092	6.1%
Ron R. Harris	1,160,816	6.9%
David Sikora	—	*
John E. Farr (3)	131,250	*
Gary G. Allison (4)	61,250	*
Michele B. Thompson (5)	25,000	*
David Dunnigan (6)	100,000	*
Bruce N. Flory (7)	20,500	*
David A. Boucher (8)	15,428	*
David R. Bradford (9)	15,000	*
Shelby H. Carter, Jr. (10)	27,500	*
James R. Offerdahl (11)	269,649	1.6%
Nancy R. Woodward (12)	1,287,092	7.7%
All current directors and executive officers as a group (14 persons) (13)	3,049,235	17.7%

*	Less than 1% of the outstanding shares of Common Stock.
(1)
Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock. To the Company’s knowledge, the entities named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Unless otherwise specified, each beneficial owners address shall be 12365 Riata Trace Parkway, Building B, Austin, Texas 78727.

(2)	The number of shares of Common Stock deemed outstanding includes shares issuable pursuant to stock options that may be exercised within sixty (60) days after June 30, 2002.
(3)	Includes options exercisable into 75,500 shares of Common Stock.
(4)	Includes options exercisable into 61,250 shares of Common Stock.
(5)	Includes options exercisable into 22,500 shares of Common Stock.
(6)	Includes options exercisable into 100,000 shares of Common Stock, such options subsequently expired unexercised.
(7)	Includes options exercisable into 20,000 shares of Common Stock.
(8)	Includes options exercisable into 15,000 shares of Common Stock.
(9)	Includes options exercisable into 15,000 shares of Common Stock.
(10)	Includes options exercisable into 25,000 shares of Common Stock.
(11)	Includes options exercisable into 125,000 shares of Common Stock.
(12)	Includes options exercisable into 12,500 shares of Common Stock.
(13)	Includes options exercisable into 405,500 shares of Common Stock.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company’s Board of Directors (the “Compensation Committee” or the “Committee”) has the exclusive authority to establish the level of base salary payable to the Chief Executive Officer (“CEO”) and certain other executive officers of the Company and to administer the Company’s 1997 Stock Incentive Plan and Employee Stock Purchase Plan. In addition, the Committee has the responsibility for approving the individual bonus programs to be in effect for the CEO and certain other executive officers and other key employees each fiscal year.

For the 2002 fiscal year, the process utilized by the Committee in determining executive officer compensation levels was based on the subjective judgment of the Committee. Among the factors considered by the Committee were the recommendations of the CEO with respect to the compensation of the Company’s key executive officers. However, the Committee made the final compensation decisions concerning such officers.

General Compensation Policy.    The Committee’s fundamental policy is to offer the Company’s executive officers competitive compensation opportunities based upon overall Company performance, their individual contribution to the financial success of the Company and their personal performance. It is the Committee’s objective to have a substantial portion of each officer’s compensation contingent upon the Company’s performance, as well as upon his or her own level of performance. Accordingly, each executive officer’s compensation package consists of: (i) base salary, (ii) cash bonus awards or commissions, and (iii) long-term stock-based incentive awards.

Base Salary.    The base salary for each executive officer is set on the basis of general market levels and personal performance. Each individual’s base pay is positioned relative to the total compensation package, including cash incentives and long-term incentives.

Annual Cash Bonuses and Commissions.    The Company has established a cash bonus program for all non-commission employees. Each employee has an established cash bonus target. The annual pool of bonuses is funded on the basis of the Company’s achievement of the financial performance targets established at the start of the fiscal year and distributed on the basis of personal objectives established for each employee. Bonuses were paid for the 2002 fiscal year pursuant to the bonus plan. Specifically, targets were established at the beginning of the year based on Company performance in the areas of revenues, operating income and customer satisfaction. Certain discretionary bonuses were also paid during the 2002 fiscal year. Commissions were paid to Mr. Dunnigan pursuant to a commission plan in which all sales and other commission employees are eligible to participate.

Long-Term Incentive Compensation.    During fiscal 2002, the Committee, in its discretion, made option grants under the 1997 Stock Incentive Plan. Generally, a significant grant is made in the year that an officer commences employment. Thereafter, option grants may be made at varying times and in varying amounts at the discretion of the Committee. Generally, the size of each grant is set at a level that the Committee deems appropriate to create a meaningful opportunity for stock ownership based upon the individual’s position with the Company, the individual’s potential for future responsibility and promotion, the individual’s performance in the recent period and the number of unvested options held by the individual at the time of the new grant. The relative weight given to each of these factors will vary from individual to individual at the Committee’s discretion.

The grants allow the officers to acquire shares of the Company’s Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time. The options vest in periodic installments over a four year period, contingent upon the executive officer’s continued employment with the Company. The vesting schedule and the number of shares granted are established to ensure a meaningful incentive in each year following the year of grant. Accordingly, the option will provide a return to the executive officer only if he remains in the Company’s employ, and then only if the market price of the Company’s Common Stock appreciates over the option term.

CEO Compensation.    The annual base salary for Mr. Sikora, the Company’s President and Chief Executive Officer effective July 1, 2002, and Mr. Harris, the Company’s President and Chief Executive Officer through July 1, 2002, was established by the Committee based on reviews of compensation of other chief executive officers of other comparable companies.

The remaining components of the Chief Executive Officer’s 2002 fiscal year incentive compensation were dependent upon the Company’s financial performance. Mr. Harris received a bonus under the Bonus Plan for all non-commission employees. Each year, the annual incentive plan is reevaluated with a new achievement threshold and new targets for revenue, profit and customer satisfaction. No option grant was made to Mr. Harris during the 2002 fiscal year, principally due to Mr. Harris’ significant stock holdings derived from options granted in 1995. During the 2002 fiscal year, Mr. Sikora was granted options to purchase 700,000 shares under the 1997 Stock Incentive Plan.

Compensation Committee

Shelby H. Carter, Jr.
James R. Offerdahl
Nancy R. Woodward

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of the Company’s Board was formed in March 1997, and the current members of the Compensation Committee are James R. Offerdahl, Shelby H. Carter, Jr. and Nancy R. Woodward. Nancy R. Woodward has served as Chairman of the Board and as Secretary of the Company and is currently Vice Chairman of the Board and James R. Offerdahl served as Chief Operating Officer, Chief Financial Officer and Secretary until July 13, 2001. Mr. Carter was not at any time during fiscal 2002, or at any other time, an officer or employee of the Company. No member of the Compensation Committee of the Company serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board or Compensation Committee, except that Mr. Harris served on the board of directors of Exterprise, Inc. and Mr. Carter was the chairman of the board of directors of Exterprise, Inc. which was acquired by Commerce One, Inc. on May 29, 2001.

AUDIT COMMITTEE REPORT (1)

The Securities and Exchange Commission rules now require the Company to include in its Proxy Statement a report from the Audit Committee of the Board of Directors. The following report concerns the Audit Committee’s activities regarding oversight of the Company’s financial reporting and auditing process.

The Audit Committee is comprised solely of independent directors, as defined in the Marketplace Rules of The Nasdaq Stock Market, and it operates under a written charter approved by the Board of Directors. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in compliance with the applicable requirements for corporate audit committees. The Audit Committee reviews and reassesses the adequacy of its charter annually.

As described more fully in its charter, the purpose of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to assure compliance with applicable accounting standards, laws and regulations. Ernst & Young LLP, the Company’s independent auditor, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards.

The members of the Audit Committee are not functioning as professional accountants or auditors or experts in the fields of accounting or auditing, and their responsibilities are not intended to duplicate or to certify the activities of management or Ernst & Young LLP. The Audit Committee serves a Board of Directors-level oversight role in which it provides advice, counsel and direction to management and the independent auditors on the basis of the information it receives, discussions with the auditors and the experience of the Committee members in business, financial and accounting matters.

Among other matters, the Audit Committee recommends to the Board of Directors the independent auditors to be selected to audit the annual financial statements and review the quarterly financial statements of the Company. The Audit Committee then monitors the activities and performance of the independent auditors, including the overall audit scope, external audit fees, auditor independence matters and the extent to which the independent auditor may be retained to provide non-audit services. The Audit Committee and the Board of

(1)
The information above regarding the Audit Committee is not “soliciting” material and is not deemed “filed” with the SEC, and is not incorporated by reference into any filings of the Company under the Securities Act of 1933, as amended or the Exchange Act, as amended whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

Directors have ultimate authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent auditor. The Audit Committee also reviews the results of the independent audit with regard to the adequacy and appropriateness of the Company’s internal financial and accounting controls, including computerized information system controls and security. The Audit Committee meets with management and the independent auditors, both together and separately, as it deems necessary, to discuss significant business risks and exposures and controls in place to effectively manage such risks. The Audit Committee also reviews the qualitative judgments concerning the appropriateness and acceptability of accounting principles adopted, estimates made and financial disclosures.

The Audit Committee has reviewed and discussed the consolidated financial statements with management and Ernst & Young LLP. Management has represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. Ernst & Young LLP has represented to the Audit Committee that its presentations included the matters required to be discussed by the independent auditor as set forth in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees”.

Ernst & Young LLP also provided the Audit Committee with the written disclosures required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”, and the Audit Committee discussed with Ernst & Young LLP that firm’s independence with respect to the Company.

Following the Audit Committee’s discussions with management and Ernst & Young LLP, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended June 30, 2002.

Audit Committee

David A. Boucher
David R. Bradford
Shelby H. Carter, Jr.

STOCK PERFORMANCE GRAPH

The graph set forth below compares the cumulative total stockholder return on the Company’s Common Stock between September 26, 1997 and June 30, 2002 with the cumulative total return of (i) the Nasdaq Stock Market (U.S.) Index and (ii) the S & P Information Technology Index, over the same period. This graph assumes the investment of $100.00 on September 26, 1997 in the Company’s Common Stock and on August 31, 1997 in the Nasdaq Stock Market (U.S.) Index and the S & P Information Technology Index, and assumes the reinvestment of dividends, if any.

The comparisons shown in the graph below are based upon historical data. The Company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the Company’s Common Stock. Information used in the graph was obtained from research Data Group, Inc., a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

Comparison of 57 Month Cumulative Total Return*
Among Pervasive Software Inc., the Nasdaq Stock Market (U.S.) Index,
the S & P Information Technology Index

*	The graph assumes that $100 was invested on 9/26/97 in Pervasive common stock and $100 was invested in each of the indices on 8/31/97, including reinvestment of dividends.

	9/26/97**	6/30/98	6/30/99	6/30/00	6/30/01	6/30/02
Pervasive Software Inc.	$100.00	$94.32	$226.14	$51.14	$13.27	$35.64
Nasdaq Stock Market (U.S.)	100.00	119.25	171.52	253.63	137.49	93.69
S & P Information Technology Index	100.00	118.86	200.98	295.44	141.10	86.03

**
The Company effected its initial public offering of its Common Stock on September 25, 1997 and trading of the Company’s Common Stock commenced on September 26, 1997. The closing price on September 26, 1997 was $11.00 per share. The graph above commences with the price of $11.00 per share on September 26, 1997.

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by the Company under those statutes, the Compensation Committee Report and Stock Performance Graph shall not be deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Executive Compensation

The following Summary Compensation Table sets forth the compensation earned for the three fiscal years ended June 30, 2002, by our chief executive officers and the three other most highly compensated officers whose salary and bonus for the 2002 fiscal year were in excess of $100,000 plus additional officers who ceased employment during the fiscal year (“Named Officers”).

Summary Compensation Table

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary (1)	Bonus		Awards Securities Underlying Options (#)	All Other Compensation (2)
Ron R. Harris (3)	2002	$286,539	$63,116	(7)	—	$935
Chairman of the Board and Former	2001	$261,539	$70,925		—	846
President and Chief Executive Officer	2000	$223,077	—		—	371

David Sikora (4)	2002	74,445	—		700,000	104
President, Chief Executive Officer and	2001	—	—		—	—
Director	2000	—	—		—	—

John E. Farr	2002	189,231	28,440		30,000	340
Chief Financial Officer and Secretary	2001	163,846	46,310		140,000	318
	2000	143,008	9,162		—	259

Gary G. Allison	2002	179,231	26,860		32,000	327
Vice President, Engineering and	2001	151,923	42,390		150,000	398
Customer Support	2000	110,385	7,363		25,000	166

Michele B. Thompson	2002	160,283	18,094		60,000	302
Vice President, Business Operations	2001	135,000	23,878		47,000	264
and Legal Affairs	2000	111,250	—		12,000	222

David R. Dunnigan (5)	2002	191,853	299,262	(8)	—	208
Former Senior Vice President,	2001	203,029	198,177	(8)	280,000	637
Worldwide Customer Operations	2000	80,822	131,693	(8)	200,000	196

Bruce N. Flory (6)	2002	194,087	232,284	(9)	—	642
Former Vice President, Marketing	2001	110,769	115,610	(9)	200,000	403
	2000	—	—		—	—

(1)	Salary includes amounts deferred under Pervasive’s 401(k) Plan.
(2)	All Other Compensation consists of life insurance premiums.
(3)	Mr. Harris served as President and CEO and Director through June 30, 2002, at which time he resigned as President and CEO and was elected as Chairman of the Board of the Company.
(4)	Mr. Sikora commenced employment with the Company and became a Director on January 2, 2002, and was named President and CEO of the Company effective July 1, 2002.
(5)	Mr. Dunnigan commenced employment with the Company on November 5, 1999 and terminated employment with the Company on April 30, 2002.
(6)	Mr. Flory commenced employment with the Company on November 6, 2000 and terminated employment with the Company on August 31, 2002.
(7)	Represents loan forgiveness of $19,666 plus $43,450 cash bonus in 2002.
(8)
Represents sales commissions of $93,984 plus loan forgiveness of $205,278 in 2002, sales commissions of $85,824 plus loan forgiveness of $112,353 in 2001 and $59,231 of commissions and $50,000 of loan forgiveness and $22,462 of relocation in 2000.

(9)	Represents loan forgiveness of $203,844 plus $28,440 cash bonus in 2002 and loan forgiveness of $33,550 plus $70,000 of relocation plus $12,060 cash bonus in 2001.

Option Grants in Last Fiscal Year

The following table contains information concerning the stock option grants made in the fiscal year ended June 30, 2002 to the Named Officers. No stock appreciation rights were granted to these individuals during such year.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Terms (4)
	Number of Securities Underlying Options Granted (1)	% of Total Options Granted To Employees in 2002 (2)	Exercise Price per Share (3)	Expiration Date
Name					5% ($)	10% ($)

Ron R. Harris	—	—	—	—	—	—

David Sikora	700,000	30%	$2.92	12/31/11	1,285,461	3,257,610

John E. Farr	30,000	1%	$3.70	6/27/12	69,807	176,905

Gary G. Allison	32,000	1%	$3.70	6/27/12	74,461	188,699

Michele B. Thompson	60,000	3%	$3.70	6/27/12	139,615	353,811

David R. Dunnigan	—	—	—	—	—	—

Bruce N. Flory	—	—	—	—	—	—

(1)
The options listed in the table become exercisable in four equal annual installments. Upon a merger or other change in control, the option shall become exercisable as if the optionee had been employed for an additional 12 months. In addition, the option shares shall vest in full if outstanding options are not assumed by the acquiring entity. Should options be assumed but the optionee’s employment be involuntarily terminated within 12 months of such a change in control, then the option shall become fully exercisable. Each option has a maximum term of ten years, subject to earlier termination in the event of the optionee’s cessation of employment with the Company.

(2)	Based on an aggregate of 2,348,050 options granted in fiscal 2002.
(3)
The exercise price may be paid in cash, with shares of common stock or through a cashless exercise procedure. The plan administrator has the discretionary authority to reprice the options through the cancellation of those options and the grant of replacement options with an exercise price based on the fair market value of the option shares on the regrant date. The options have a maximum term of 10 years measured from the option grant date, subject to earlier termination in the event of the optionee’s cessation of service with the Company.

(4)
The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance provided to any executive officer or any other holder of the Company’s securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values.

The following table sets forth information concerning the exercise of options by the Named Officers in the 2002 fiscal year and the fiscal year-end number and value of unexercised options with respect to the Named Officers. No stock appreciation rights were exercised by these individuals in fiscal 2002 or were outstanding at the end of that year.

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at June 30, 2002		Value of Unexercised in-the-Money Options at June 30, 2002 (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Ron R. Harris	1,305,816	$1,462,514	—	—	$—	$—
David Sikora	—	—	—	700,000	—	700,000
John E. Farr	—	—	60,500	140,000	67,250	208,350
Gary G. Allison	17,500	33,624	43,750	158,750	54,800	215,015
Michele B. Thompson	6,750	15,005	17,000	103,250	13,700	77,445
David R. Dunnigan	20,000	33,800	100,000	—	—	—
Bruce N. Flory	30,000	101,640	20,000	150,000	54,800	391,200

(1)	Based on the fair market value of the Company’s Common Stock at fiscal year end (June 28, 2002) ($3.92 per share), as reported on the Nasdaq National Market.

EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

The Compensation Committee of the Board of Directors, as plan administrator of the 1997 Plan, has the authority to provide for accelerated vesting of the shares of Common Stock subject to outstanding options held by the Named Officers and any other executive officer, employee or director in connection with certain changes in control of the Company or the subsequent termination of the officer’s employment following the change in control event. None of the Named Officers have employment agreements with the Company, and their employment may be terminated at any time.

The Company extended a loan to David R. Dunnigan in the amount of $200,000 on November 8, 1999 to assist him in relocating to Austin, Texas. The note bore interest at the rate of 5.49% compounded annually; principal and interest were due in four semi-annual installments over two years, subject to acceleration upon borrower’s cessation of employment and certain other events. In addition, the note provided that 25% of the principal and interest accrued to date shall be forgiven every six months as Mr. Dunnigan continued in service, with the balance forgiven entirely if the Company should terminate his employment without cause. Upon a change in control involving the Company, an amount would have been forgiven as though he had completed 12 additional months of service. The largest aggregate amount of indebtedness outstanding under this note during fiscal 2002 was $50,000 and no amount was outstanding on August 31, 2002. The Company extended a second loan to Mr. Dunnigan in the amount of $137,500 on June 30, 2000 to assist him in acquiring a home in Austin, Texas. The note bore interest at the rate of 6.43% compounded annually; principal was due in three semi-annual installments over 18 months beginning May 2002, subject to acceleration upon borrower’s cessation of employment and certain other events. In addition, the note provided that the principal and interest shall be forgiven entirely if the Company should terminate his employment without cause. The largest aggregate amount of indebtedness outstanding under this note during 2002 was $137,500 and no amount was outstanding on August 31, 2002 by virtue of Mr. Dunnigan’s termination without cause in April 2002. On June 30, 2000, the Company also extended an unsecured loan to Mr. Dunnigan in the amount of $137,500 to assist him in acquiring a home in Austin, Texas. The note bears interest at the rate of 6.51% compounded annually; principal is due in three semi-annual installments over 18 months beginning May 2003. The largest aggregate amount of indebtedness outstanding under this note during 2002 was $137,500 and the amount outstanding on August 31, 2002 was $137,500. In total, amounts due from Mr. Dunnigan totaling $205,278 were forgiven during fiscal year 2002.

The Company extended a loan to Mr. Flory in the amount of $220,000 on November 22, 2000 to assist him in relocating to Austin, Texas. The note bore interest at the rate of 6% compounded annually; principal was due in eight semi-annual installments over four years beginning May 2001, subject to acceleration upon borrower’s cessation of employment and certain other events. In addition, the note provided that 1/8th of the principal and interest accrued to date shall be forgiven every six months as Mr. Flory continues in service; the balance shall be forgiven entirely if the Company should terminate his employment without cause, upon Mr. Flory’s disability or death, or upon Mr. Flory’s demotion, relocation or reduction in pay. The largest aggregate amount of indebtedness outstanding under this note during 2002 was $192,500 and no amount was outstanding on August 31, 2002 by virtue of Mr. Flory’s termination without cause in August 2002. In total, amounts due from Mr. Flory totaling $203,844 were forgiven during fiscal year 2002.

Mr. Harris has not received any additional grants of stock options by the Company following the grant of options in 1995 as a founder of the Company. In lieu of granting additional options to Mr. Harris in fiscal year 2002, the Compensation Committee of the Board of Directors instead authorized the Company to extend two loans to Mr. Harris as described below. In July 2001, the Company extended a loan of $130,582 to Mr. Harris to assist him with the exercise of his outstanding 1995 options. The note bears interest at the rate of 5.12% compounded annually; principal is due in eight semi-annual installments over four years beginning January 12, 2002, subject to acceleration upon borrower’s cessation of employment and certain other events. The note is secured by a portion of the shares acquired upon exercise of the options. In addition, the note provides that 1/8th of the principal and interest accrued to date shall be forgiven every six months as Mr. Harris continues in service; the balance shall be forgiven entirely if the Company should terminate his employment without cause or upon Mr. Harris’ disability or death. The largest aggregate amount of indebtedness outstanding under this note during 2002 was $130,582 and the amount outstanding on August 31, 2002 was $97,936. In March 2002, the Company extended a loan of $408,332 to Mr. Harris to assist him with the taxes associated with the exercise of his outstanding options. The note bears interest at the rate of 4.47% compounded annually; principal is due in eight semi-annual installments over four years beginning September 28, 2002, subject to acceleration upon borrower’s cessation of employment and certain other events. The note is secured by a portion of the shares acquired upon exercise of the options. In addition, the note provides that 1/8th of the principal and interest accrued to date shall be forgiven every six months as Mr. Harris continues in service; the balance shall be forgiven entirely if the Company should terminate his employment without cause or upon Mr. Harris’ disability or death. The largest aggregate amount of indebtedness outstanding under this note during 2002 was $408,332 and the amount outstanding on August 31, 2002 was $408,332. In total, amounts due from Mr. Harris totaling $19,666 were forgiven during fiscal year 2002. Mr. Harris is presently employed by the Company as its Chairman of the Board.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT AUDITORS

The Company is asking the stockholders to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending June 30, 2003. The affirmative vote of the holders of a majority of shares present or represented by proxy and voting at the Annual Meeting will be required to ratify the appointment of Ernst & Young LLP.

In the event the stockholders fail to ratify the appointment, the Board of Directors will reconsider its selection. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the Company’s and its stockholders’ best interests.

Ernst & Young LLP has audited the Company’s financial statements since inception through June 30, 2002. Its representatives are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Fees Billed to the Company by Ernst & Young LLP During Fiscal 2002

Audit Fees. Audit Fees billed to the Company by Ernst & Young LLP during the Company’s 2002 fiscal year for review of the Company’s annual financial statements and those financial statements included in the Company’s quarterly reports on Form 10-Q totaled $99,000.

Financial Information Systems Design and Implementation Fees. The Company did not engage Ernst & Young LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended June 30, 2002.

All Other Fees. Fees billed to the Company for all other non-audit services rendered to the Company by Ernst & Young LLP during the Company’s fiscal year ended June 30, 2002, primarily tax related services, totaled $109,000.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP TO SERVE AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2003.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In November 1999, the Company loaned $200,000 to Mr. Dunnigan. Mr. Dunnigan issued a promissory note to us which bore interest at the rate of 5.49%. Also, in June 2000, the Company loaned Mr. Dunnigan $137,500 to assist him in acquiring a home. This note bore interest at the rate of 6.43%. The Company also loaned Mr. Dunnigan $137,500 in June 2000 and this note bears interest at the rate of 6.51%.

In November 2000, the Company loaned Mr. Flory $220,000 to assist him in relocation expenses. This note bore interest at the rate of 6%.

In July 2001, the Company extended a loan of $130,582 to Mr. Harris to assist him with the exercise of an outstanding option. This note bears interest at the rate of 5.12%. In March 2002, the Company extended a loan of $408,332 to Mr. Harris to assist him with the taxes associated with the exercise of an outstanding option. The note bears interest at the rate of 4.47%.

The loans referred to above are described in greater detail in the preceding section titled Employment Contracts and Change in Control Arrangements.

The Company’s Certificate of Incorporation limits the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the Delaware General Corporation Law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

The Company’s Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. The Company has also entered into indemnification agreements with its officers and directors containing provisions that may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

The members of the Board of Directors, the executive officers of the Company and persons who hold more than 10% of the Company’s outstanding Common Stock are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended, which require them to file reports with respect to their ownership of the Company’s Common Stock and their transactions in such Common Stock. Based upon (i) the copies of Section 16(a) reports that the Company received from such persons for their 2002 fiscal year transactions in the Common Stock and their Common Stock holdings and (ii) the written representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 2002 fiscal year, the Company believes that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by its executive officers, Board members and greater than ten-percent stockholders.

FORM 10-K

THE COMPANY WILL MAIL WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY’S FORM 10-K REPORT FOR FISCAL YEAR 2002, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULE AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO PERVASIVE SOFTWARE INC., 12365 RIATA TRACE PARKWAY, BUILDING B, AUSTIN, TEXAS 78727, ATTN: DAWN MILLER, INVESTOR RELATIONS.

STOCKHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

Stockholder proposals that are intended to be presented at the 2003 Annual Meeting that are eligible for inclusion in the Company’s proxy statement and related proxy materials for that meeting under the applicable rules of the Securities and Exchange Commission must be received by the Company not later than September 2, 2003, in order to be included. Such stockholder proposals should be addressed to Pervasive Software Inc., 12365 Riata Trace Parkway, Building B, Austin, Texas 78727, Attn: John E. Farr, Corporate Secretary.

OTHER MATTERS

The Board knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS,

John E. Farr
Chief Financial Officer and Secretary

Austin, Texas
October 17, 2002

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE ANNUAL MEETING. IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING.

PROXY	PERVASIVE SOFTWARE INC.	PROXY
12365 Riata Trace Parkway, Building B, Austin, Texas 78727

This Proxy is Solicited on Behalf of the Board of Directors of Pervasive Software Inc.
for the Annual Meeting of Stockholders to be held November 11, 2002

The undersigned holder of Common Stock, par value $.001, of Pervasive Software Inc. (the “Company”) hereby appoints John E. Farr proxy for the undersigned, with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Monday, November 11, 2002 at 9:00 a.m. local time, at The Renaissance Hotel-Arboretum, 9721 Arboretum Boulevard, Austin, Texas 78759, and at any adjournments or postponements of the Annual Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS AND FOR PROPOSAL NO. 2, AND IN THE DISCRETION OF THE PROXY AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE
DIRECTORS AND “FOR” PROPOSAL NO. 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY
USING THE ENCLOSED RETURN ENVELOPE.
If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

(Reverse)
PERVASIVE SOFTWARE INC.

☒    Please mark votes as in this example

1.	To elect the following directors to serve for a term ending upon the 2005 Annual Meeting of Stockholders or until their successors are elected and qualified:

NOMINEES:    Shelby H. Carter, Jr. and Nancy R. Woodward

☐  FOR                    ☐  WITHHELD                    ☐  For all nominees, except for nominees written below.

Nominee exception(s).

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending June 30, 2003.

☐  FOR                    ☐  AGAINST                       ☐  ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Signature:

Signature (if held jointly):

Date:                                                                                 ,  2002

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held as joint tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in-fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.